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                                                                    EXHIBIT 23.4



                [LETTERHEAD OF PADGETT, STRATEMAN & CO., L.L.P.]





                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Norwest Corporation:

         We consent to the use, in this Registration Statement of Norwest Corporation on Form S-4, of our report dated February 2, 1996 on Union Texas Bancorporation, Inc. and to the reference to our firm in the Prospectus, which is filed as part of this Registration Statement, under the heading "EXPERTS."



/s/ Padgett, Strateman & Co., L.L.P.


Certified Public Accountants
February 8, 1996